Exhibit 99.1

Nutanix Reports Fourth Quarter and Fiscal 2022 Financial Results

Reports 27% YoY ACV Billings Growth and Achieves Positive Free Cash Flow for Fiscal 2022

Delivers Outperformance Across All Fourth Quarter Guided Metrics

SAN JOSE, Calif.--(BUSINESS WIRE)--August 31, 2022--Nutanix, Inc. (NASDAQ: NTNX), a leader in hybrid multicloud computing, today announced financial results for its fourth quarter and fiscal year ended July 31, 2022.

“Our fourth quarter capped off a fiscal year that showed strong year-over-year top and bottom line improvement,” said Rajiv Ramaswami, President and CEO of Nutanix. “Fiscal 2022 was an important data point in demonstrating the long-term benefits of our subscription business model transition. We expect these benefits to compound further in the coming years as renewals become a bigger share of our business.”

“Our Fiscal 2022 results reflect strong progress on our subscription model with 27% year-over-year ACV billings growth and achievement of positive free cash flow, which we expect to be sustainable on an annual basis,” said Rukmini Sivaraman, CFO of Nutanix. “We continue to see good execution on our building base of subscription renewals and remain focused on driving towards profitable growth.”

Fourth Quarter Fiscal 2022 Financial Summary

	Q4 FY’22	Q4 FY’21	Y/Y Change
Annual Contract Value (ACV)[1] Billings	$193.2 million	$176.3 million	10%
Annual Recurring Revenue (ARR)[2]	$1.20 billion	$878.7 million	37%
Average Contract Term[3]	3.2 years	3.4 years	(0.2) year
Revenue[4]	$385.5 million	$390.7 million	(1)%
GAAP Gross Margin	79.3%	79.9%	(60) bps
Non-GAAP Gross Margin	82.6%	82.9%	(30) bps
GAAP Operating Expenses	$439.1 million	$454.1 million	(3)%
Non-GAAP Operating Expenses	$355.8 million	$372.5 million	(4)%
Free Cash Flow	$23.2 million	$(42.2) million	$65.4 million

Fiscal 2022 Financial Summary

	FY’22	FY’21	Y/Y Change
Annual Contract Value (ACV)[1] Billings	$756.3 million	$594.3 million	27%
Annual Recurring Revenue (ARR)[2]	$1.20 billion	$878.7 million	37%
Average Contract Term[3]	3.2 years	3.4 years	(0.2) year
Revenue[4]	$1.58 billion	$1.39 billion	13%
GAAP Gross Margin	79.7%	79.1%	60 bps
Non-GAAP Gross Margin	83.0%	82.3%	70 bps
GAAP Operating Expenses	$1.72 billion	$1.76 billion	(3)%
Non-GAAP Operating Expenses	$1.40 billion	$1.43 billion	(2)%
Free Cash Flow	$18.5 million	$(158.5) million	$177.0 million

Reconciliations between GAAP and non-GAAP financial measures and key performance measures, to the extent available, are provided in the tables of this press release.

Recent Company Highlights

  Appointed Andrew Brinded as Chief Revenue Officer: Nutanix announced the appointment of Andrew Brinded as Chief Revenue Officer on August 1, 2022. Andrew has been a Nutanix sales leader for over five years, previously having served as Senior Vice President & Worldwide Sales Chief Operating Officer, where he led global sales strategy and operations.
  Released its Second ESG Report: The report is available in the ESG section of the Nutanix Investor Relations website or can be accessed directly here.
  Released Latest Version of Nutanix Hybrid Cloud Infrastructure Software: The AOS™ 6.5 release is a comprehensive and feature-rich update for Nutanix’s core hyperconverged infrastructure software, delivering improved performance, security, and integrated data services.
  Announced Nutanix Cloud Clusters (NC2) on Microsoft Azure Progressed to Public Preview: This will significantly increase the number of customers who will have access to NC2 on Azure in the near term.
  Named the 2022 HPE GreenLake Ecosystem Partner of the Year

First Quarter Fiscal 2023 Outlook

ACV Billings	$210 - $215 million
Revenue	$410 - $415 million
Non-GAAP Gross Margin	Approximately 82%
Non-GAAP Operating Expenses	$360 - $365 million
Non-GAAP Operating Margin	Approximately (6)%
Weighted Average Shares Outstanding	Approximately 229 million

Fiscal 2023 Outlook

ACV Billings	$895 - $900 million
Revenue	$1.77 - $1.78 billion
Non-GAAP Gross Margin	Approximately 82%
Non-GAAP Operating Expenses	$1.41 - $1.42 billion
Non-GAAP Operating Margin	Approximately 2%

Supplementary materials to this press release, including our fourth quarter and fiscal 2022 earnings presentation, can be found at https://ir.nutanix.com/company/financial.

Webcast and Conference Call Information

Nutanix executives will discuss the Company’s fourth quarter and fiscal 2022 financial results on a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. To listen to the call via telephone, dial +1-833-470-1428 from within the United States or +1-404-975-4839 from outside the United States. The access code is 494054. This call will be webcast live and available to all interested parties on our Investor Relations website at ir.nutanix.com. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on our Investor Relations website. A telephonic replay will be available for one week and can be accessed by calling 1-844-200-6205 or 1-646-904-5544, and entering the access code 587980.

Definitions and Total Revenue Impact

1 Annual Contract Value, or ACV, is defined as the total annualized value of a contract, excluding amounts related to professional services and hardware. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract, using, where applicable, an assumed term of five years for contracts that do not have a specified term. ACV Billings, for any given period, is defined as the sum of the ACV for all contracts billed during the given period. ACV Billings is the sum of New ACV Billings and Renewals ACV Billings.

2 Annual Recurring Revenue, or ARR, for any given period, is defined as the sum of ACV for all non life-of-device contracts in effect as of the end of a specific period. For the purposes of this calculation, we assume that the contract term begins on the date a contract is booked, unless the terms of such contract prevent us from fulfilling our obligations until a later period, and irrespective of the periods in which we would recognize revenue for such contract.

3 Average Contract Term represents the dollar-weighted term, calculated on a billings basis, across all subscription and life-of-device contracts, using an assumed term of five years for life-of-device licenses, executed in the period.

4 Revenue was negatively impacted by a year-over-year decline in the average contract term associated with Nutanix’s ongoing transition to a subscription-based business model.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, this press release includes the following non-GAAP financial and other key performance measures: billings, non-GAAP gross margin, non-GAAP operating expenses, free cash flow, Annual Contract Value Billings (or ACV Billings), Annual Recurring Revenue (or ARR), Run-rate Annual Contract Value (or Run-rate ACV) and Average Contract Term. In computing these non-GAAP financial measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, income tax-related impact, and other acquisition-related costs), impairment (recovery) and early exit of operating lease-related assets, restructuring charges, the change in fair value of the derivative liability, the amortization of the debt discount and issuance costs, interest expense related to convertible senior notes, loss on debt extinguishment, and other non-recurring transactions and the related tax impact. Billings is a performance measure which we believe provides useful information to investors because it represents the amounts under binding purchase orders received by us during a given period that have been billed, and we calculate billings by adding the change in deferred revenue between the start and end of the period to total revenue recognized in the same period. Non-GAAP gross margin and non-GAAP operating expenses are financial measures which we believe provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. ACV Billings and Run-rate ACV are performance measures that we believe provide useful information to our management and investors as they allow us to better track the topline growth of our business during our transition to a subscription-based business model because they take into account variability in term lengths. ARR is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our subscription business because it takes into account variability in term lengths. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Billings, non-GAAP gross margin, non-GAAP operating expenses, and free cash flow are not substitutes for total revenue, gross margin, operating expenses, or net cash provided by (used in) operating activities, respectively. There is no GAAP measure that is comparable to ACV Billings, ARR, Run-rate ACV, or Average Contract Term, so we have not reconciled the ACV Billings, ARR, Run-rate ACV, or Average Contract Term data included in this press release to any GAAP measure. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of Revenue to Billings,” “Disaggregation of Revenue and Billings,” “Reconciliation of GAAP to Non-GAAP Profit Measures,” and “Reconciliation of GAAP Net Cash Provided By (Used In) Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding: our business plans, strategies, initiatives, vision, objectives, and outlook (including our growth plan) as well as our ability to execute thereon successfully and in a timely manner and the benefits and impact thereof on our business, operations, and financial results (including our first quarter fiscal 2023 outlook, our fiscal 2023 outlook, our expectations regarding the benefits of our subscription business model transition, the sustainability of positive free cash flow on an annual basis, our focus on driving towards profitable growth, and the increase in the number of customers who will have access to NC2 on Azure); our plans for, and the timing of, any current and future business model transitions, including our ongoing transition to a subscription-based business model, our ability to manage, complete or realize the benefits of such transitions successfully and in a timely manner, and the short-term and long-term impacts of such transitions on our business, operations and financial results; the competitive market, including our competitive position and ability to compete effectively, the competitive advantages of our products, our projections about our market share and opportunity, and the effects of increased competition in our market; our ability to attract new end customers and retain and grow sales from our existing end customers; our customer needs and our response to those needs; our ability to form new, and maintain and strengthen existing, strategic alliances and partnerships and address macroeconomic supply chain shortages, including our relationships with our channel partners and original equipment manufacturers, and the impact of any changes to such relationships on our business, operations and financial results; the benefits and capabilities of our platform, solutions, products, services and technology, including the interoperability and availability of our solutions with and on third-party platforms; our plans and expectations regarding new solutions, products, services, product features and technology, including those that are still under development or in process; our plans regarding, and the timing and success of, our customer, partner, industry, analyst, investor and employee events and the impact thereof on our business, operations, and financial results; the timing and potential impact of the COVID-19 pandemic on the global market environment and the IT industry, as well as on our business, operations and financial results, including the changes we have made or anticipate making in response to the COVID-19 pandemic, our ability to manage our business during the pandemic, and the position we anticipate being in following the pandemic; and our decision to use new or different metrics, or to make adjustments to the metrics we use, to supplement our financial reporting, and the impact thereof.

These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: failure to successfully implement or realize the full benefits of, or unexpected difficulties or delays in successfully implementing or realizing the full benefits of, our business plans, strategies, initiatives, vision, and objectives; our ability to achieve, sustain and/or manage future growth effectively; delays or unexpected accelerations in our current and future business model transitions; the rapid evolution of the markets in which we compete, including the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; failure to timely and successfully meet our customer needs; delays in or lack of customer or market acceptance of our new solutions, products, services, product features or technology; macroeconomic or geopolitical conditions, including supply chain issues; the timing, breadth, and impact of the COVID-19 pandemic on our business, operations, and financial results, as well as the impact on our customers, partners, and end markets; factors that could result in the significant fluctuation of our future quarterly operating results, including, among other things, anticipated changes to our revenue and product mix, including changes as a result of our transition to a subscription-based business model, which will slow revenue growth during such transition and make forecasting future performance more difficult, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing and availability of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions, attrition among sales representatives or other employees; and other risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2021 filed with the U.S. Securities and Exchange Commission, or the SEC, on September 21, 2021 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended October 31, 2021, January 31, 2022 and April 30, 2022 filed with the SEC on December 2, 2021, March 10, 2022, and June 2, 2022, respectively. Additional information will also be set forth in our Annual Report on Form 10-K for the fiscal year ended July 31, 2022, which should be read in conjunction with this press release and the financial results included herein. Our SEC filings are available on the Investor Relations section of our website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a global leader in cloud software and a pioneer in hyperconverged infrastructure solutions, making clouds invisible, freeing customers to focus on their business outcomes. Organizations around the world use Nutanix software to leverage a single platform to manage any app at any location for their hybrid multicloud environments. Learn more at www.nutanix.com or follow us on social media @nutanix.

© 2022 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or unregistered trademarks of Nutanix, Inc. in the United States and other countries. Other brand names and marks mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release contains links to external websites that are not part of Nutanix.com. Nutanix does not control these sites and disclaims all responsibility for the content or accuracy of any external site. Our decision to link to an external site should not be considered an endorsement of any content on such a site.

NUTANIX, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
	July 31, 2021	July 31, 2022
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$285,723	$402,850
Short-term investments	928,006	921,429
Accounts receivable, net	180,781	124,559
Deferred commissions—current	110,935	115,356
Prepaid expenses and other current assets	56,816	93,787
Total current assets	1,562,261	1,657,981
Property and equipment, net	131,621	113,440
Operating lease right-of-use assets	105,903	118,740
Deferred commissions—non-current	232,485	252,234
Intangible assets, net	32,012	15,829
Goodwill	185,260	185,260
Other assets—non-current	27,954	22,265
Total assets	$2,277,496	$2,365,749
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$47,056	$44,931
Accrued compensation and benefits	162,337	149,811
Accrued expenses and other current liabilities	39,404	49,232
Deferred revenue—current	636,421	720,993
Operating lease liabilities—current	42,670	39,801
Convertible senior notes, net—current	—	145,456
Total current liabilities	927,888	1,150,224
Deferred revenue—non-current	676,502	724,545
Operating lease liabilities—non-current	86,599	89,782
Convertible senior notes, net	1,055,694	1,156,205
Derivative liability	500,175	—
Other liabilities—non-current	42,679	35,161
Total liabilities	3,289,537	3,155,917
Stockholders’ deficit:
Common stock	5	6
Additional paid-in capital	2,615,317	3,583,928
Accumulated other comprehensive income	(8)	(6,076)
Accumulated deficit	(3,627,355)	(4,368,026)
Total stockholders’ deficit	(1,012,041)	(790,168)
Total liabilities and stockholders’ deficit	$2,277,496	$2,365,749

NUTANIX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2021	2022	2021	2022
	(in thousands, except per share data)
Revenue:
Product	$202,946	$168,751	$705,804	$757,623
Support, entitlements and other services	187,774	216,789	688,560	823,173
Total revenue	390,720	385,540	1,394,364	1,580,796
Cost of revenue:
Product (1)(2)	15,793	12,546	55,287	55,602
Support, entitlements and other services (1)	62,726	67,346	236,619	265,554
Total cost of revenue	78,519	79,892	291,906	321,156
Gross profit	312,201	305,648	1,102,458	1,259,640
Operating expenses:
Sales and marketing (1)(2)	270,789	252,508	1,052,508	978,704
Research and development (1)	140,658	144,013	556,950	571,962
General and administrative (1)	42,642	42,547	153,782	166,418
Total operating expenses	454,089	439,068	1,763,240	1,717,084
Loss from operations	(141,888)	(133,420)	(660,782)	(457,444)
Other expense, net	(211,610)	(11,273)	(354,991)	(320,830)
Loss before provision for income taxes	(353,498)	(144,693)	(1,015,773)	(778,274)
Provision for income taxes	4,684	6,297	18,487	19,264
Net loss	$(358,182)	$(150,990)	$(1,034,260)	$(797,538)
Net loss per share attributable to Class A and Class B common stockholders—basic and diluted (3)	$(1.68)	$(0.67)	$(5.01)	$(3.62)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders—basic and diluted (3)	212,612	225,398	206,475	220,529
____________________
(1) Includes the following stock-based compensation expense:

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2021	2022	2021	2022
	(in thousands)
Product cost of revenue	$1,569	$1,850	$6,023	$7,379
Support, entitlements and other services cost of revenue	6,598	7,282	24,460	30,846
Sales and marketing	29,814	23,617	122,815	104,592
Research and development	36,109	34,050	150,856	143,759
General and administrative	15,517	13,349	54,391	56,670
Total stock-based compensation expense	$89,607	$80,148	$358,545	$343,246
(2) Includes the following amortization of intangible assets:

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2021	2022	2021	2022
	(in thousands)
Product cost of revenue	$3,694	$3,367	$14,776	$13,579
Sales and marketing	651	651	2,604	2,604
Total amortization of intangible assets	$4,345	$4,018	$17,380	$16,183
(3)	Effective January 3, 2022, all of the then outstanding shares of Nutanix, Inc. Class B common stock were automatically converted into the same number of shares of Nutanix, Inc. Class A common stock.

NUTANIX, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year Ended July 31,
	2021	2022
	(in thousands)
Cash flows from operating activities:
Net loss	$(1,034,260)	$(797,538)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	94,373	87,952
Stock-based compensation	358,545	343,246
Change in fair value of derivative liability	269,265	198,038
Loss on debt extinguishment	—	64,910
Amortization of debt discount and issuance costs	63,859	40,233
Operating lease cost, net of accretion	34,757	36,905
Impairment and early exit of lease-related assets	1,420	597
Non-cash interest expense	16,074	19,270
Other	6,380	9,282
Changes in operating assets and liabilities:
Accounts receivable, net	64,483	60,998
Deferred commissions	(127,891)	(24,170)
Prepaid expenses and other assets	4,057	(36,166)
Accounts payable	(5,762)	(1,461)
Accrued compensation and benefits	50,916	(19,674)
Accrued expenses and other liabilities	14,824	4,049
Operating leases, net	(37,582)	(46,773)
Deferred revenue	126,732	127,845
Net cash (used in) provided by operating activities	(99,810)	67,543
Cash flows from investing activities:
Maturities of investments	784,176	1,058,116
Purchases of investments	(1,392,737)	(1,081,246)
Sales of investments	70,055	17,999
Purchases of property and equipment	(58,647)	(49,058)
Net cash used in investing activities	(597,153)	(54,189)
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans	65,766	67,826
Payments of debt extinguishment costs	—	(14,709)
Proceeds from unwinding of convertible note hedges	—	39,880
Payments for unwinding of warrants	—	(18,390)
Proceeds from the issuance of convertible notes, net of issuance costs	723,617	88,687
Repurchases of common stock	(125,079)	(58,570)
Payment of finance lease obligations	(459)	(1,089)
Net cash provided by financing activities	663,845	103,635
Net (decrease) increase in cash, cash equivalents and restricted cash	$(33,118)	$116,989
Cash, cash equivalents and restricted cash—beginning of period	321,991	288,873
Cash, cash equivalents and restricted cash—end of period	$288,873	$405,862
Restricted cash (1)	3,150	3,012
Cash and cash equivalents—end of period	$285,723	$402,850
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$16,639	$20,353
Supplemental disclosures of non-cash investing and financing information:
Purchases of property and equipment included in accounts payable and accrued and other liabilities	$12,832	$17,139
Finance lease liabilities arising from obtaining right-of-use assets	$8,299	$10,491
____________________
(1)	Included within other assets—non-current in the condensed consolidated balance sheets.

Reconciliation of Revenue to Billings
(Unaudited)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2021	2022	2021	2022
	(in thousands)
Total revenue	$390,720	$385,540	$1,394,364	$1,580,796
Change in deferred revenue	38,768	12,580	126,732	127,845
Total billings	$429,488	$398,120	$1,521,096	$1,708,641

Disaggregation of Revenue and Billings
(Unaudited)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2021	2022	2021	2022
	(in thousands)
Disaggregation of revenue:
Subscription revenue	$352,178	$350,632	$1,243,621	$1,433,773
Non-portable software revenue	12,945	11,447	71,390	49,694
Hardware revenue	3,234	340	6,259	5,585
Professional services revenue	22,363	23,121	73,094	91,744
Total revenue	$390,720	$385,540	$1,394,364	$1,580,796
Disaggregation of billings:
Subscription billings	$390,290	$364,113	$1,354,155	$1,563,560
Non-portable software billings	12,945	11,447	71,390	49,694
Hardware billings	3,234	340	6,259	5,585
Professional services billings	23,019	22,220	89,292	89,802
Total billings	$429,488	$398,120	$1,521,096	$1,708,641

Subscription — Subscription revenue includes any performance obligation which has a defined term, and is generated from the sales of software entitlement and support subscriptions, subscription software licenses and cloud-based Software as a Service, or SaaS offerings.

  Ratable — We recognize revenue from software entitlement and support subscriptions and SaaS offerings ratably over the contractual service period, the substantial majority of which relate to software entitlement and support subscriptions.
  Upfront — Revenue from our subscription software licenses is generally recognized upfront upon transfer of control to the customer, which happens when we make the software available to the customer.

Non-portable software — Non-portable software revenue includes sales of our enterprise cloud platform when delivered on a configured-to-order appliance by us or one of our OEM partners. The software licenses associated with these sales are typically non-portable and have a term equal to the life of the appliance on which the software is delivered. Revenue from our non-portable software products is generally recognized upon transfer of control to the customer.

Hardware — In transactions where we deliver the hardware appliance, we consider ourselves to be the principal in the transaction and we record revenue and costs of goods sold on a gross basis. We consider the amount allocated to hardware revenue to be equivalent to the cost of the hardware procured. Hardware revenue is generally recognized upon transfer of control to the customer.

Professional services — We also sell professional services with our products. We recognize revenue related to professional services as they are performed.

Annual Contract Value Billings, Annual Recurring Revenue and Run-rate Annual Contract Value
(Unaudited)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2021	2022	2021	2022
	(in thousands)
Annual Contract Value Billings (ACV Billings)	$176,251	$193,197	$594,292	$756,326
Annual Recurring Revenue (ARR)	$878,733	$1,202,438	$878,733	$1,202,438
Run-rate Annual Contract Value (Run-rate ACV)	$1,535,360	$1,797,423	$1,535,360	$1,797,423

Reconciliation of Subscription and Professional Services Revenue to Subscription and Professional Services Billings
(Unaudited)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2021	2022	2021	2022
	(in thousands)
Subscription revenue	$352,178	$350,632	$1,243,621	$1,433,773
Change in subscription deferred revenue	38,112	13,481	110,534	129,787
Subscription billings	$390,290	$364,113	$1,354,155	$1,563,560

Professional services revenue	$22,363	$23,121	$73,094	$91,744
Change in professional services deferred revenue	656	(901)	16,198	(1,942)
Professional services billings	$23,019	$22,220	$89,292	$89,802

Reconciliation of GAAP to Non-GAAP Profit Measures
(Unaudited)

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended July 31, 2022	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended July 31, 2022
	(in thousands, except percentages and per share data)
Gross profit	$305,648	$9,132	$3,367	$—	$218	$—	$—	$318,365
Gross margin	79.3%	2.4%	0.9%	—	—	—	—	82.6%
Operating expenses:
Sales and marketing	252,508	(23,617)	(651)	—	(10,281)	—	—	217,959
Research and development	144,013	(34,050)	—	—	(633)	—	—	109,330
General and administrative	42,547	(13,349)	—	(597)	(43)	—	—	28,558
Total operating expenses	439,068	(71,016)	(651)	(597)	(10,957)	—	—	355,847
Loss from operations	(133,420)	80,148	4,018	597	11,175	—	—	(37,482)
Net loss	$(150,990)	$80,148	$4,018	$597	$11,175	$15,524	$1,033	$(38,495)
Weighted shares outstanding, basic and diluted	225,398							225,398
Net loss per share, basic and diluted	$(0.67)	$0.36	$0.02	$-	$0.05	$0.07	$-	$(0.17)
____________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Costs related to early exit of existing leases
(4)	Restructuring charges
(5)	Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(6)	Income tax effect primarily related to stock-based compensation expense

	GAAP	Non-GAAP Adjustments									Non-GAAP
	Fiscal Year Ended July 31, 2022	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	Fiscal Year Ended July 31, 2022
	(in thousands, except percentages and per share data)
Gross profit	$1,259,640	$38,225	$13,579	$—	$218	$—	$—	$—	$—	$—	$1,311,662
Gross margin	79.7%	2.4%	0.9%	—	—	—	—	—	—	—	83.0%
Operating expenses:
Sales and marketing	978,704	(104,592)	(2,604)	—	(10,281)	—	—	—	—	—	861,227
Research and development	571,962	(143,759)	—	—	(633)	—	—	—	—	—	427,570
General and administrative	166,418	(56,670)	—	(597)	(43)	(432)	—	—	—	—	108,676
Total operating expenses	1,717,084	(305,021)	(2,604)	(597)	(10,957)	(432)	—	—	—	—	1,397,473
Loss from operations	(457,444)	343,246	16,183	597	11,175	432	—	—	—	—	(85,811)
Net loss	$(797,538)	$343,246	$16,183	$597	$11,175	$432	$198,038	$60,731	$64,910	$786	$(101,440)
Weighted shares outstanding, basic and diluted	220,529										220,529
Net loss per share, basic and diluted	$(3.62)	$1.56	$0.07	$-	$0.06	$-	$0.90	$0.28	$0.29	$-	$(0.46)
____________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Costs related to early exit of existing leases
(4)	Restructuring charges
(5)	Other
(6)	Change in fair value of derivative liability
(7)	Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(8)	Loss on debt extinguishment
(9)	Income tax effect primarily related to stock-based compensation expense and release of acquisition-related unrecognized tax positions

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Three Months Ended July 31, 2021	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Three Months Ended July 31, 2021
	(in thousands, except percentages and per share data)
Gross profit	$312,201	$8,167	$3,694	$(274)	$—	$—	$—	$—	$323,788
Gross margin	79.9%	2.1%	1.0%	(0.1)%	—	—	—	—	82.9%
Operating expenses:
Sales and marketing	270,789	(29,814)	(651)	—	—	—	—	—	240,324
Research and development	140,658	(36,109)	—	1,128	—	—	—	—	105,677
General and administrative	42,642	(15,517)	—	—	(622)	—	—	—	26,503
Total operating expenses	454,089	(81,440)	(651)	1,128	(622)	—	—	—	372,504
Loss from operations	(141,888)	89,607	4,345	(1,402)	622	—	—	—	(48,716)
Net loss	$(358,182)	$89,607	$4,345	$(1,402)	$622	$187,912	$22,424	$(756)	$(55,430)
Weighted shares outstanding, basic and diluted	212,612								212,612
Net loss per share, basic and diluted	$(1.68)	$0.42	$0.02	$(0.01)	$-	$0.88	$0.11	$-	$(0.26)
____________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Recovery of lease-related asset impairment charges
(4)	Other
(5)	Change in fair value of derivative liability
(6)	Amortization of debt discount and issuance costs and non-cash interest expense
(7)	Income tax effect primarily related to stock-based compensation expense

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Fiscal Year Ended July 31, 2021	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Fiscal Year Ended July 31, 2021
	(in thousands, except share and per share data)
Gross profit	$1,102,458	$30,483	$14,776	$13	$—	$—	$—	$—	$1,147,730
Gross margin	79.1%	2.2%	1.0%	—	—	—	—	—	82.3%
Operating expenses:
Sales and marketing	1,052,508	(122,815)	(2,604)	—	—	—	—	—	927,089
Research and development	556,950	(150,856)	—	(1,407)	—	—	—	—	404,687
General and administrative	153,782	(54,391)	—	—	(2,407)	—	—	—	96,984
Total operating expenses	1,763,240	(328,062)	(2,604)	(1,407)	(2,407)	—	—	—	1,428,760
Loss from operations	(660,782)	358,545	17,380	1,420	2,407	—	—	—	(281,030)
Net loss	$(1,034,260)	$358,545	$17,380	$1,420	$2,407	$269,265	$79,933	$743	$(304,567)
Weighted shares outstanding, basic and diluted	206,475								206,475
Net loss per share, basic and diluted	$(5.01)	$1.74	$0.08	$0.01	$0.01	$1.30	$0.39	$-	$(1.48)
____________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Impairment of lease-related assets
(4)	Other
(5)	Change in fair value of derivative liability
(6)	Amortization of debt discount and issuance costs
(7)	Income tax effect primarily related to stock-based compensation expense

Reconciliation of GAAP Net Cash (Used in) Provided by Operating Activities to Non-GAAP Free Cash Flow
(Unaudited)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2021	2022	2021	2022
	(in thousands)
Net cash (used in) provided by operating activities	$(24,630)	$38,004	$(99,810)	$67,543
Purchases of property and equipment	(17,536)	(14,779)	(58,647)	(49,058)
Free cash flow	$(42,166)	$23,225	$(158,457)	$18,485

Contacts

Investor Contact:
Richard Valera
ir@nutanix.com

Media Contact:
Jennifer Massaro
pr@nutanix.com